Exhibit 3.2

BYLAWS

OF

MERCALOT INC.

ARTICLE I. OFFICES

The principal office of Mercalot Inc. shall be located at C/ de l'Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain.

ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting

The annual meeting of the shareholders shall be held from time to time, at such time and place as the Board of Directors shall determine.

Section 2. Special Meetings

Special meetings of the shareholders may be called by the President, the Board of Directors, or by shareholders holding at least one-tenth of all the shares entitled to vote at the meeting.

Section 3. Notice of Meetings

Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. It should be duly noted that an inadvertent omission or non-receipt of the meeting notice by a shareholder shall not render the proceedings of the meeting invalid.

Section 4. Place of Meetings

Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place as may be determined by the Board of Directors.

Section 5. Actions without a Meeting

Except as otherwise provided by applicable law, any action requiring a meeting of shareholders or any other action that may be taken at such a meeting may be taken without the convening of a physical meeting, prior notice or formal vote. Instead, a written consent signed by shareholders representing a majority of the shares entitled to vote at such meeting is sufficient. However, if the law, charter or bylaws provide for a different voting ratio, the appropriate ratio of written consents must be obtained. These written consents must be documented and kept with the minutes of the Corporation's shareholders' meeting.

Section 6. Voting

Subject to any special voting rights or restrictions relating to a particular class of shares, each shareholder shall be entitled to one vote for each share registered in his or her name on the books of the corporation, whether represented in person or by proxy.

1

Section 7. Dispute over Voting Rights

In a dispute concerning the admission or denial of voting at an annual or special meeting, the decision of the chairman made in good faith shall be final.

Section 8. Equality of Votes

In the event of an equality of votes, the chairman of the meeting at which the vote is taken shall not have a casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder or proxy.

Section 9. Proposals

Proposals made at an annual or extraordinary meeting do not require a seconding.

Section 10. Quorum

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

Section 11. Proxy

Each shareholder entitled to vote at an annual or extraordinary meeting may do so in person or by proxy. A proxy must be in writing and signed by the person giving it or by a representative thereof duly authorized in writing, or, if the person giving it is a corporation, under the seal of the corporation or by a duly authorized officer or representative. A proxy need not be a shareholder of the Corporation. The form of proxy and the power of attorney or other authority, if any, under which it is signed, or a facsimile thereof, must be deposited at the registered office of the Corporation or at such other place as may be designated for that purpose in the notice convening the meeting.

In addition to any other method of depositing proxies provided for in these Articles of Association, the Directors may from time to time by resolution make rules relating to the deposit of proxies at a place or places and determine the time or times for the deposit of proxies, which shall not exceed 48 hours (excluding Saturdays, Sundays and public holidays) preceding the meeting or adjourned meeting specified in the notice convening the meeting.

ARTICLE III: SHARES IN THE SHARE CAPITAL

Section 1. Fractional shares

Without prejudice to any other provision of these Bylaws, the Corporation reserves the right, at the discretion of the Directors, to refrain from issuing fractional shares in connection with a merger, consolidation, exchange or conversion. At the discretion of the Directors, fractional shares may be rounded to the nearest whole number, with fractions of 1/2 being rounded to the nearest higher whole number, or may be purchased by the Corporation for cancellation for such consideration as the Directors determine. The Directors may determine the manner in which fractional interests in shares are to be transferred to the Corporation in exchange for consideration and a resolution so passed shall be binding on all shareholders of the Corporation. If the shareholders holding fractional shares do not transfer them to the Corporation in accordance with the resolution of the Directors, the Corporation may deposit with the Registrar and Transfer Agent of the Corporation an amount sufficient to pay the consideration payable by the Corporation for the fractional shares, such deposit to be held in trust for such shareholders. Such reservation shall be deemed to be payment to such stockholders for the fractional interests in shares not so transferred, which shall thereafter not be deemed to be outstanding, and such stockholders shall not be deemed stockholders of the Corporation with respect thereto and shall have no rights other than the right to receive the cash so reserved and deposited upon the issuance of certificates for shares held prior to the merger, consolidation, exchange or conversion giving rise to the fractional interests.

2

Section 2. Share certificate

The shares of the Corporation may, but need not, at the discretion of the Board of Directors, be represented by certificates. Certificates of shares of the Corporation's stock, if any, shall be numbered and recorded in the Corporation's share register and transfer documents as they are issued. In the absence of certificates, ownership of the Corporation's shares shall be registered in the share register and transfer documents of the Corporation.

Unless otherwise provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of holders of certificates certifying shares of the same class and series shall be identical.

If the Corporation has issued shares in uncertificated form in accordance with these Articles of Association, within a reasonable time after the issue or transfer of such shares in uncertificated form, and thereafter at least once a year, the Corporation shall send to the shareholder a written certificate of the number of shares of the Corporation owned by such shareholder.

If the share certificate is worn or damaged:

-	worn out or defaced, the Directors shall, on presentation of the certificate to them and on such other terms and conditions, if any, as they think fit, order the cancellation of the certificate and the issue of a new certificate;

-	is lost, stolen or destroyed, the Directors shall, on production of evidence satisfactory to the Directors and on indemnity, if any, which the Directors think adequate, issue a new certificate; or

-	represents more than one share and the registered holder surrenders it to the Corporation with a written application for the Corporation to issue in his name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue new certificates in accordance with such application.

The certificated shares of the Corporation shall be signed by hand or by facsimile transmission by officers or agents appointed by the Corporation for such purposes and shall evince the number of shares owned by the shareholder in the Corporation. If any certificate is signed or otherwise authenticated by a transfer agent or registrar, a facsimile copy of the signatures of the officers or agents, transfer agent or registrar of the Corporation may be printed or lithographed on the certificate in place of the original signatures of the officers or agents, transfer agent or registrar of the Corporation. If a Corporation uses facsimile signatures of its officers and agents on its share certificates, it may not act as registrar for its own shares, but its transfer agent and registrar may be identical if the entity acting in that dual capacity countersigns or otherwise authenticates any share certificates in both capacities. If any officer who signed or whose facsimile signature was affixed to such certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he had been such officer on the date of its issue.

Section 3. Record date

The directors may fix in advance a date, not to exceed 60 days preceding the date of a meeting of stockholders or a class of stockholders, or the payment of a dividend, or the proposed taking of any other proper action requiring the determination of stockholders, as the record date for determining stockholders entitled to receive notice of a meeting, adjournment of a meeting or voting or entitled to receive dividends, or to take any other proper action, or to be present and vote at the meeting and adjournment of the meeting, or to be entitled to receive dividends, or for any other proper purpose, and in such case, notwithstanding anything in these Articles of Association, only shareholders of record on the date so fixed shall be deemed to be shareholders for the purposes of these Articles of Association.

If no record date is fixed for the determination of shareholders as provided for in the previous Charter, the record date for such determination shall be the date of mailing of the notice or the date of the resolution to pay dividends, as the case may be.

3

Section 4. Transfer of shares

The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim or interest in such share or shares by any other person, whether or not he has express or other notice thereof, except as otherwise expressly provided by law.

The transfer of shares shall be recorded in the books of the Corporation upon surrender and cancellation of certificates, respectively, by the signature of the person named in the certificate or his legal representative, if any, under a certified signature. No transfer shall be made which is contrary to any provision of law, the Articles of Incorporation, these Articles of Association or, if any, the Shareholders' Agreement or other agreement restricting the transfer of shares of the Corporation.

ARTICLE IV. BOARD OF DIRECTORS

Section 1. General Powers

The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure, Election and Qualifications

a.	In the period between the next annual meetings, the Directors may appoint one or more additional Directors, but not more than a half of the number of Directors established at the last meeting of shareholders at which Directors were elected. A Director so appointed shall hold office only until the next annual meeting of the Corporation, but shall be eligible for election at that meeting. If he or she is an additional Director, the number of Directors will be increased accordingly.

b.	The first Board of Directors of the Corporation and all subsequent Boards of Directors of the Corporation shall consist of not less than one (1) and not more than nine (9) Directors. The number of directors may be fixed and may be changed from time to time by resolution of the Corporation's shareholders.

c.	The first Board of Directors shall serve until the first annual meeting of shareholders and until their successors are duly elected and qualified or until the number of directors is reduced. Thereafter, Directors shall be elected at the annual meeting of shareholders and shall hold office until the next annual meeting of shareholders, or until their death, resignation or removal prior to their election. Any Director may resign at any time by giving written notice of such resignation to the Corporation.

d.	A casual vacancy occurring on the Board may be filled by the remaining Directors.

e.	A Director is not required to hold a share in the capital of the Corporation in order to hold office.

Section 3. Meetings of the Directors

a.	A Director may participate in a meeting of the Board or a committee of the Directors by using conference telephones or other means of communication by which all Directors participating in the meeting can hear each other and provided that all such Directors consent to such participation. A Director who participates in a meeting in accordance with this Charter shall be deemed to be present at the meeting and to have consented thereto. Such Director will be counted as a quorum and will be entitled to speak and vote at the meeting.

4

b.	A resolution approved in writing, by facsimile or other means of transmission of legibly recorded communications by all Directors shall be as valid as if it had been passed at a meeting of the Directors duly convened and held. A resolution may be made in two or more counterparts, which together shall be deemed to be one written resolution. The resolution shall be filed with the minutes of the meeting of the Board of Directors and shall become effective on the date indicated thereon or on the latest date indicated on the copy.

c.	The quorum necessary for the transaction of business by the Directors may be fixed by the Directors, and if not fixed, it shall be a majority of the Directors or, if the number of Directors is fixed at one, one Director.

d.	The President of the Corporation shall preside at every meeting of the Directors or, if the President is absent or unwilling to act as chairman, the Directors present shall elect one of them to be chairman of the meeting.

e.	The Directors may meet together for the transaction of business and may adjourn and otherwise regulate their meetings as they think fit. Questions arising at a meeting must be decided by a majority vote. In case of equality of votes, the Chairman shall not have a second or casting vote. Meetings of the Management Board held at regular intervals may be held at such place and time as the Management Board may determine by resolution from time to time.

f.	All actions taken by a meeting of the Directors, a committee of the Directors or a person acting as a Director, notwithstanding that it is subsequently discovered that there were defects in the qualifications, election or appointment of the Directors, the committee or the person acting as a Director, or that any of them were disqualified, will be as valid as if that person had been duly elected or appointed and qualified to act as a Director.

g.	A Director may, and the Secretary shall, at the request of a Director, convene a meeting of the Board. Advance notice of a meeting, specifying the place, day and hour of the meeting, shall be sent by mail, postage prepaid, to each of the Directors and their alternates at his or her address as it appears on the Corporation's registration documents, or by leaving it at his or her usual business or residential address, or by telephone, facsimile or other means of transmitting legibly recorded messages. No notice need be given to a Director of a meeting of Directors immediately following the meeting of shareholders at which the Director was elected or the meeting of Directors at which the Director was appointed.

h.	A Director of the Corporation may file with the Secretary an instrument signed by him or her waiving receipt of notice of past, present or future meetings or meetings of Directors that have been or ought to have been sent to him or her and may at any time revoke such waiver with respect to meetings thereafter held. Once such waiver is given in respect of a future meeting and until it is revoked, no notice of the meeting of Directors need be given to the Director. All meetings of the Directors so held will be deemed not to have been improperly called or not to have been called for lack of notice to the Director.

i.	The continuing Directors may act notwithstanding the existence of a vacancy in their body, but, unless and until the number of Directors falls below the number determined in accordance with these Articles of Association to constitute a quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number or of calling a meeting of the shareholders of the Corporation, but for no other purpose.

j.	All Directors of the Corporation shall have equal voting power.

Section 4. Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, for the holding of additional regular meetings without other notice than such resolution.

5

Section 5. Special Meetings

Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice

Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or sent by mail or by telegram to each director at his business address.

Section 7. Quorum

A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

ARTICLE V: DISCLOSURE OF INTERESTS OF DIRECTORS

A Director may hold an office or place of profit with the Corporation (other than the office of Auditor of the Corporation) concurrently with his or her duties as a Director for such period and on such terms (as to remuneration or other conditions) as may be determined by the Directors. No Director or nominee for election as a Director shall be disqualified by his office from entering into contracts with the Corporation, whether for any other office or profit, whether as a seller, buyer or otherwise, and no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested shall be invalidated for that reason.

A Director may be or become a director or other officer or employee of a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and a Director shall not be accountable to the Corporation for remuneration or other benefits received as a director, officer or employee of, or from his or her participation in, another corporation or firm, unless otherwise directed by the shareholders.

A director who is in any way directly or indirectly interested in an existing or proposed contract or transaction with the Corporation, or who holds an office or owns property that may directly or indirectly give rise to a duty or interest that would conflict with his or her duties or interests as a director, shall declare the nature and extent of his or her interest in such contract or transaction or the conflict with his or her duties and interests as a director, as the case may be.

A Director or his or her firm may act in a professional capacity for the Corporation (other than as auditor of the Corporation) and he or she or his or her firm shall be entitled to be paid for professional services as if he or she were not a Director.

A Director may not vote on a contract or transaction with the Corporation in which he or she is interested, and if he or she does vote, his or her vote will not be counted, but will be counted in determining the quorum present at the meeting at which the vote is taken. The above prohibitions do not apply to:

-	a contract or transaction relating to a loan to the Corporation in which the Director or a specified corporation or specified firm in which he has an interest has guaranteed or contributed to guarantee the repayment of the loan or part of the loan;

-	a contract or agreement entered into or to be entered into with or for the benefit of a holding corporation or subsidiary of a corporation of which the Director is a director or officer;

6

-	a Director's contract to subscribe for shares or debentures issued by the Corporation or a subsidiary of the Corporation, or a contract, agreement or transaction in which the Director is directly or indirectly interested, if all other Directors are also directly or indirectly interested in such contract, agreement or transaction;

-	determining the remuneration of the Directors;

-	purchasing and maintaining insurance to protect the Directors against liability incurred by them as Directors; or

-	indemnification of Directors by the Corporation.

ARTICLE VI. OFFICERS

Section 1. Officers

The officers of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

Section 2. Election and Term of Office

The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws.

The officers of the Сorporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Annual List of Officers, Directors and Registered Agent

Within sixty days after filing the articles of incorporation with the Secretary of State, the corporation is required to file, and annually thereafter until the last day of the month in which the anniversary of incorporation falls, a list with the Secretary of State. This list must include the names of the president, secretary and treasurer, as well as all directors. In addition, the list must include a post office box or street address, whether residential or business, and the designation of the Corporation's resident agent in the State of Wyoming. The list must be certified by an authorized officer of the Corporation.

Section 4. Removal

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.

Section 5. Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

7

Section 6. Remuneration

The remuneration of the officers of the Corporation may be determined from time to time by the Directors or, if the Directors so decide, by the shareholders.

Section 7. Resignation

Any officer may resign at any time by giving written notice of resignation to the Corporation.

Section 8. Conflict of Interest

Every officer of the Corporation who holds any other office or owns any property that may directly or indirectly give rise to duties or interests that conflict with his or her duties or interests as an officer of the Corporation shall notify the President in writing of that fact and of the nature, character and extent of the conflict and shall abstain from voting on any resolution in which such officer has a personal interest.

ARTICLE VII: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or a corporation in which the Corporation is or was a shareholder (notwithstanding that he or she is also a Director), and his or her heirs and personal representatives, against all costs, fees and expenses incurred by him or her as a result of his or her actions as an officer, employee or agent of the Corporation or a corporation. In addition, the Corporation shall indemnify the Secretary or Assistant Secretary of the Corporation (if not a full-time employee of the Corporation and notwithstanding that he or she is also a Director) and his or her heirs and legal representatives against all costs, fees and expenses incurred by him or her in the performance of the functions conferred upon the Secretary by the Corporation Act or these Articles of Association, and each such Secretary and Assistant Secretary, when appointed, shall be deemed to have entered into an agreement with the Corporation for the foregoing indemnification.

The Directors may require the Corporation to purchase and maintain insurance for the benefit of a person who is or was a Director, officer, employee or agent of the Corporation or a Director, officer, employee or agent of a corporation in which the Corporation is or was a shareholder, and his heirs or personal representatives, against liability incurred by him as a Director, officer, employee or agent.

The Directors shall indemnify the Corporation against, and the Directors may cause the Corporation to indemnify a Director or former Director of the Corporation against, all costs, fees and expenses, including the amount paid to settle a claim or satisfy a judgment, of a corporation in which the Corporation is or was a shareholder and the heirs and personal representatives of any such person, actually and reasonably incurred by him or her, including an amount paid to settle a claim or satisfy a judgment in an inactive criminal or administrative action or proceeding to which he or she is a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including a claim brought by the Corporation or a corporation. Each Director of the Corporation shall be deemed, upon election or appointment, to have entered into an agreement with the Corporation on the terms of the foregoing indemnification.

ARTICLE VIII. COMMITTEES

Section 1. Committees of Directors

The Board of Directors, by resolution adopted by a majority of the directors in office, may designate one or more committees, each of which shall consist of one or more directors, which committees, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors in the management of the corporation.

8

Section 2. Other Committees

Other committees not having and exercising the authority of the Board of Directors in the management of the corporation may be designated by a resolution adopted by a majority of the directors present at a meeting at which a quorum is present.

Section 3. Term of Office

Each member of a committee shall continue as such until the next annual meeting of the directors of the corporation and until his successor is appointed, unless the committee shall be sooner terminated, or unless such member be removed from such committee or unless such member shall cease to qualify as a member thereof.

ARTICLE IX. CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.

Section 3. Checks, Drafts, etc.

All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE X: BORROWING AUTHORITY

A bond, debenture or other indebtedness of the Corporation may be issued at a discount, premium or otherwise, with special privileges as to redemption, transfer, receipt, distribution, conversion into or exchange for shares of stock or other securities, the attendance and voting at meetings of the Corporation's shareholders, appointment of Directors or otherwise, and may by its terms be assignable free and clear between the Corporation and the person to whom it was issued or a subsequent holder, as the Directors may determine.

9

The Directors may from time to time on behalf of the Corporation

-	pledge, charge, whether by way of fixed or floating charge, and otherwise provide security for the liabilities or the whole or any part of the property and assets of the Corporation (whether present or future).

-	borrow money in such manner and in such amounts, against such security, from such sources and on such terms as they deem appropriate,

-	issue bonds, debentures and other debt obligations, either directly or as security for the liability or obligations of the Corporation or any other person.

ARTICLE XI. FISCAL YEAR

The fiscal year of the corporation shall end on the last day of June each year. The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE XII. DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless such issuance is in accordance with the Articles of Incorporation and:

-	a majority of the current shareholders of the class or series to be issued approve the issue; or

-	there are no outstanding shares of the class or series of shares that are authorized to be issued as a dividend.

ARTICLE XIII. CORPORATE SEAL

To the extent that the Corporation has a corporate seal, it shall be designed in such manner as the Board of Directors shall determine and amend as necessary. However, the use of a seal or stamp by the Corporation on official corporate documents is not mandatory, and the absence of such a seal shall not affect the legal effect of any corporate document.

ARTICLE XIV. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the corporation laws of the State of Wyoming, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XV. AMENDMENTS

These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by a majority of the directors, present at any meeting of the Board of Directors at which a quorum is present.

10

Adopted this 30 day of April, 2024.

CERTIFIED TO BE THE BYLAWS OF:

MERCALOT INC.

per:

/s/ Blas Mayor Reyes

Blas Mayor Reyes, Secretary

11